Exhibit 99.1

JOINT FILING AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of Endeavour International Corporation, a Nevada corporation (the “Company”);

WHEREAS, (i) Eberwein Capital and Jeffrey Eberwein (together, the “Eberwein Parties”), (ii) O-CAP Management, L.P., O-CAP Partners, L.P., O-CAP Offshore Fund, Ltd., O-CAP Offshore Master Fund, L.P., O-CAP GP, LLC, O-CAP Advisors, LLC, Michael E. Olshan and Jared S. Sturdivant (together, the “O-CAP Parties”); and (iii) Steelhead Partners, LLC, Steelhead Navigator Master, L.P., James Michael Johnston and Brian Katz Klein (together, the “Steelhead Parties”), wish to form a group to be known as Endeavour Investors for Shareholder Value (“EISV” or the “Committee”) with the Eberwein Parties, O-CAP Parties and the Steelhead Parties each as a Member and together as “Members of the Committee, for the purpose of seeking to alter the composition of the Board of Directors of the Company (the “Board”), for any other purpose as may be agreed by the Members of the Committee from time to time, and for taking all other action necessary or advisable to achieve the foregoing.

NOW, IT IS AGREED, this 18th day of December 2012 by the parties hereto:

1.           In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, any Forms 3 and Forms 4 with respect to its transactions in the securities of the Company and that these Forms will not be filed jointly; provided that any of the parties may, in its sole discretion, determine to instead file its own Forms 3 and Forms 4 at any time by providing notice to the other parties and to Olshan Frome Wolosky LLP (“Olshan”).  Each party also confirms that the initial joint filing will disclose the formation of Endeavour Investors for Shareholder Value, that each party shall be a Member of the Committee. Each Member of the Committee shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other Members, unless such Member knows or has reason to know that such information is inaccurate.  If a controlled Affiliate (as defined in Rule 12b-2 under the Exchange Act) of any of the undersigned parties acquires any securities of the Company, such undersigned party shall cause such controlled Affiliate to agree in writing, for the benefit of all of the undersigned parties, to be subject to the terms of this Agreement as if it were a party hereto.

2.           So long as this agreement is in effect, each of the parties shall maintain ownership of securities of the Company such that their respective ownership levels are at least equal to the following: Steelhead Parties: 8%; Eberwein Parties: 1%; O-CAP Parties: 3%.  Any sale of securities shall be promptly reported to Olshan on the same day as the sale.  Further, so long as this agreement is in effect none of the parties shall purchase securities of the Company or otherwise increase his/its economic exposure to securities of the Company without giving prior written notice (before opening of trading on any day in which it intends to make such purchase(s)) to Olshan of (i) any of his/its proposed purchases of securities (including derivative securities, but excluding non-convertible debt securities) of the Company or (ii) any securities (including derivative securities, but excluding non-convertible debt securities) of the Company over which he/it acquires beneficial ownership.   Olshan will advise whether there are any legal restrictions which would limit the ability to purchase and will inform the party (or parties) proposing to make such purchases that it or they may proceed.  A party making an approved purchase of Company securities shall provide notice of its purchases (indicating both amount and type (e.g., common shares, call option or other derivative)) to each of the other parties and Olshan on the same day as the purchase.

3.           Each of the undersigned agrees to form the Committee to be known as Endeavour Investors for Shareholder Value, or EISV, for the purpose of seeking to alter the composition of the Board, for any other purpose as may be agreed by the Members of the Committee from time to time, and for taking all other action necessary or advisable to achieve the foregoing.

4.           The Members of the Committee shall divide and pay directly all expenses incurred in connection with the activities of the Committee in the manner set forth on Exhibit A.  The Members of the Committee shall pre-approve all such expenses to be incurred in connection with the Committee’s activities.

5.           Each of the undersigned agrees that any filing with the Securities and Exchange Commission, press release communication (whether to shareholders or otherwise) or agreement proposed to be made, issued or entered into by the Committee or any Member of the Committee in connection with the Committee’s activities as contemplated by Section 3 shall be subject to the prior review of each of the Members of the Committee.  No such filing, press release, communication or agreement shall be made, issued or entered into without the approval of each of the Members of the Committee in its sole discretion.  Jeffrey Eberwein and Jared S. Sturdivant shall be the contact persons listed on the Committee’s public filings.

6.           All decisions in connection with the activities of the Committee shall be made by the unanimous consent of all the Members of the Committee.  Should any disagreement arise between or among any Members of the Committee concerning decisions to be made or actions to be taken in connection with the activities of the Committee, including but not limited to the activities identified in Section 3 or Section 5, the parties shall work in good faith to resolve any such disagreement or dispute as promptly as reasonably practicable.

7.           The relationship of the parties hereto shall be limited to carrying on the business of the Committee in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Subject to Section 2, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

8.           This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.           In the event of any dispute arising out of the provisions of this Agreement or any of the parties’ investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York, County of New York.

10.           The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

11.           Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax to Steve Wolosky at Olshan, Fax No. (212) 451-2222.

12.           Each party acknowledges that Olshan shall act as counsel for both the Committee, each of the Members of the Committee and their respective Affiliates relating to the matters described herein.

13.           Each of the undersigned parties hereby agrees that this Agreement, excluding any exhibits, shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

EBERWEIN CAPITAL

By:	/s/ Jeffrey Eberwein
	Name:	Jeffrey Eberwein
	Title:	Authorized Signatory

/s/ Jeffrey Eberwein
JEFFREY EBERWEIN

O-CAP MANAGEMENT, L.P.

By:	O-CAP GP, LLC General Partner

By:	/s/ Michael Olshan
Name:	Michael Olshan
Title:	Managing Partner

O-CAP PARTNERS, L.P.

By:	O-CAP Advisors, LLC General Partner

By:	/s/ Michael Olshan
Name:	Michael Olshan
Title:	Managing Partner

O-CAP OFFSHORE FUND, LTD.

By:	O-CAP Management, L.P. Investment Manager

By:	/s/ Michael Olshan
Name:	Michael Olshan
Title:	Managing Partner

O-CAP OFFSHORE MASTER FUND, L.P.

By:	O-CAP Advisors, LLC General Partner

By:	/s/ Michael Olshan
Name:	Michael Olshan
Title:	Managing Partner

O-CAP GP, LLC

By:	/s/ Michael Olshan
	Name:	Michael Olshan
	Title:	Managing Partner

O-CAP ADVISORS, LLC

By:	/s/ Michael Olshan
	Name:	Michael Olshan
	Title:	Managing Partner

/s/ Michael Olshan
MICHAEL E. OLSHAN

/s/ Jared S. Sturdivant
JARED S. STURDIVANT

STEELHEAD NAVIGATOR MASTER, L.P.

By:	Steelhead Partners, LLC, its investment manager

By:	/s/ Grant Hulse
	Name:	Grant Hulse
	Title:	Dir. of Finance & Operations

/s/ James Michael Johnston
JAMES MICHAEL JOHNSTON

/s/ Brian Katz Klein
BRIAN KATZ KLEIN